EXHIBIT 99.(a)

Florida Progress Corporation
Investor News
Analyst Contacts:
Mark A. Myers (813) 866-4245
Greg Beuris (813) 866-4442

[CORPORATE LOGO OMITTED]

Florida Progress reports decrease in 1997 first-quarter earnings

St. Petersburg, Florida, April 17, 1997 -- Florida Progress Corporation (NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported first quarter 1997 earnings of $42 million or $.43 per share, compared with $48.3 million or $.50 a share in the first quarter of 1996. The decrease is due to higher costs associated with the extended outage of Florida Power's Crystal River nuclear unit, planned fossil unit outages and the impact of the March floods along the Ohio and Mississippi rivers to Florida Progress' energy and transportation operations.

Significant items influencing first-quarter results:

        o Flooding hurts non-utility earnings - Extensive flooding along the Ohio and Mississippi rivers caused damage to several river terminals owned by Electric Fuels Corporation, a Florida Progress energy and transportation subsidiary, and disrupted barge shipments.

        o Higher utility operating & maintenance costs - Florida Power incurred higher operating and maintenance expenses related to outage work at its nuclear unit and several of its fossil-fired plants.

        o Solid customer growth - Florida Power's retail customer base continued to grow by about 2 percent during the first quarter 1997, compared with the first quarter of 1996. This is approximately twice the national average for investor-owned utilities.

        o Mild winter weather lowers sales - The mild winter in Florida resulted in an 8.1 percent reduction in kilowatt-hour sales. The largest portion of this came from a 15.9 percent decline in residential sales. However, the impact on Florida Power's earnings was minimal because of revenue decoupling, which eliminates the impact of abnormal weather on residential revenues.

Florida Power, the largest subsidiary of Florida Progress, earned $41.2 million or $.42 per share, on revenues of $553.8 million for the quarter, compared with earnings of $42.9 million, or $.44 per share, on revenues of $547.3 million for the same period in 1996.

Florida Power's retail customer growth was about 2 percent for the first quarter of 1997 compared with 1996. Residential and commercial customer growth rates in the utility's Central Florida region were 3.4 percent and 3 percent, respectively. Florida Power continues to benefit from an above-average growth rate compared with the industry average.


                                   -- more --

The mild winter weather of 1997 contrasted greatly to the abnormally cold weather in 1996. Although this difference had a significant effect on kilowatt-hour sales, there was little impact on Florida Power's earnings. This is because residential revenue decoupling eliminates the earnings impact abnormal weather has on residential sales, Florida Power's largest customer group. Florida Power is in the last year of a three-year test of revenue decoupling that was ordered by the Florida Public Service Commission.

Operating and maintenance expenses for Florida Power increased approximately $10 million during the first quarter of 1997 compared with 1996. The increase is due primarily to additional maintenance costs associated with the prolonged outage of the Crystal River nuclear plant and maintenance associated with certain planned outages of fossil-fueled plants.

The nuclear unit was taken out of service on September 2, 1996, to repair an oil pressure problem with its main turbine. While repairs were completed in October, Florida Power kept the unit down to address certain backup safety system design issues. The unit is currently scheduled to return to service by the end of 1997.

Florida Power's preferred dividends and depreciation expense were lower by about $2 million and $3 million respectively for the first quarter of 1997 compared with 1996. In the second half of 1996 Florida Power redeemed $105 million of preferred stock that has resulted in lower financing costs for the utility. Depreciation expense was higher in 1996 because the company accelerated the write-off of certain regulatory assets.

Electric Fuels earned $3.3 million, or $.03 per share, in the first quarter of 1997 compared with $6.8 million, or $.07 per share, in 1996. The decrease was due primarily to the impact of flood conditions along the Ohio and Mississippi rivers. These floods, described as the worst since 1964, temporarily stopped river transportation and terminal services and continue to disrupt barge traffic along these rivers.

Electric Fuels' Inland Marine group operates its fleet of over 700 barges and 20 tow boats along the Ohio and Mississippi rivers. The March floods resulted in lost revenues and reduced profit margins for the first quarter of 1997. Electric Fuels operates several docks along the Ohio, Big Sandy and Kanawha rivers, which were directly impacted by the high flood waters. Terminal services at these docks were suspended during this time, which also adversely affected the delivery of coal to the terminals.

On April 14, 1997, the insurance commissioner of the state of Oklahoma received approval from the Oklahoma County District Court to temporarily seize control of the operations of Mid-Continent Life Insurance Company, a subsidiary of Florida Progress Corporation.

The action taken by the insurance commissioner is known as judicial rehabilitation. Judicial rehabilitation is similar to a Chapter 11 bankruptcy, which is designed to rehabilitate a company, then return it to normal operations.

                                   -- more --

Florida Progress has previously stated that Mid-Continent is not a good long-term fit and that Florida Progress intends to rationally exit this business. Mid-Continent's earnings in 1996 were $1.9 million, which represent less than one percent of Florida Progress' consolidated earnings. In addition, the life insurance unit does not pay any dividends to Florida Progress. The company's equity investment in Mid-Continent was approximately $85 million at March 31, 1997.

A hearing is set for May 14, 1997 in Oklahoma City for Mid-Continent to appear before the court to show cause why an order of rehabilitation should not be entered against the insurance company and why a receiver should not be appointed for Mid-Continent. Florida Progress and Mid-Continent expect to meet with the insurance commissioner before the court hearing date in an attempt to resolve the matter without judicial action.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this news release contains forward looking statements, including those related to the restart of Florida Power's Crystal River nuclear unit by the end of 1997. These statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that have a direct impact on the company's ability to return the unit to service before the end of 1997 include successful execution of the restart plan, actions of regulatory bodies, absence of new plant modifications which extend the outage beyond 1997 and other factors described in the company's Securities and Exchange Commission filings.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $5.5 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations, rail services, and life insurance.

FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                         Page 4
(In millions, except per share amounts)
                                        Three Months Ended   Twelve Months Ended
                                             March 31             March 31
                                        -------------------  -------------------
(UNAUDITED)                               1997      1996       1997      1996
                                        --------  --------   --------  --------

REVENUES:
  Electric utility                        $553.8    $547.3   $2,400.1  $2,303.1
  Diversified                              193.7     183.1      774.9     742.1
                                        --------- ---------  --------- ---------
                                           747.5     730.4    3,175.0   3,045.2
EXPENSES:                               --------- ---------  --------- ---------
  Electric utility:
    Fuel                                    94.9      85.0      419.6     422.2
    Purchased power                        127.2     122.8      536.0     465.0
    Energy conservation cost                11.0      19.8       53.9      81.7
    Operations & maintenance               110.3     100.3      423.3     394.8
    Depreciation                            74.3      77.6      320.9     300.6
    Taxes other than income taxes           48.1      47.2      184.5     180.5
                                        --------- ---------  --------- ---------
                                           465.8     452.7    1,938.2   1,844.8
                                        --------- ---------  --------- ---------
  Diversified:
    Cost of sales                          171.8     155.1      659.6     630.5
    Provision for loss on coal properties    -         -         40.9       -
    Other                                   14.9      15.4       66.1      60.0
                                        --------- ---------  --------- ---------
                                           186.7     170.5      766.6     690.5
                                        --------- ---------  --------- ---------
INCOME FROM OPERATIONS                      95.0     107.2      470.2     509.9
                                        --------- ---------  --------- ---------
INTEREST EXPENSE AND OTHER:
  Interest expense                          34.3      34.6      135.6     138.1
  Allowance for funds used during
    construction                            (2.1)     (1.7)      (7.9)     (6.8)
  Preferred dividend requirements of
    Florida Power                            0.4       2.3        3.9       9.5
  Gain on sale of business                   -         -        (44.2)      -
  Other expense (income)                     0.4      (3.4)      (0.4)    (10.5)
                                        --------- ---------  --------- ---------
                                            33.0      31.8       87.0     130.3
                                        --------- ---------  --------- ---------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                       62.0      75.4      383.2     379.6

  Income taxes                              20.0      27.1      138.8     139.0
                                        --------- ---------  --------- ---------
INCOME FROM CONTINUING OPERATIONS           42.0      48.3      244.4     240.6
DISCONTINUED OPERATIONS, NET
  OF INCOME TAXES                            -         -        (26.3)      -
                                        --------- ---------  --------- ---------

NET INCOME                                 $42.0     $48.3     $218.1    $240.6
                                        ========= =========  ========= =========
AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING                               97.0      96.5       97.0      96.1
                                        ========= =========  ========= =========
EARNINGS PER AVERAGE COMMON SHARE:
  CONTINUING OPERATIONS                    $0.43     $0.50      $2.52     $2.51
  DISCONTINUED OPERATIONS                    -         -       ($0.27)      -
                                        --------- ---------  --------- ---------
                                           $0.43     $0.50      $2.25     $2.51
                                        ========= =========  ========= =========

Regarding these financial statements:
Current and prior periods reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations. These are interim statements. Reference should be made to Florida Progress Corporation's 1996 Annual Report to shareholders. This report does not constitute an offer to sell or solicitation of an offer to buy any securities.

FLORIDA PROGRESS CORPORATION
CONSOLIDATED BALANCE SHEETS                                           Page 5
(In millions)

                                                                March 31
                                                       -------------------------
(UNAUDITED)                                               1997         1996
                                                       -----------  -----------
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
  Electric utility plant in service and held for          $5,986.5     $5,885.6
    for future use
  Less - Accumulated depreciation                          2,394.9      2,238.8
         Accumulated decommissioning for nuclear plant       200.3        172.3
         Accumulated dismantlement for fossil plants         123.8        108.3
                                                         ----------   ----------
                                                           3,267.5      3,366.2
  Construction work in progress                              198.2        165.2
  Nuclear fuel, net of amortization of $356.7
    in 1997 and $350.7 in 1996                                59.9         66.3
                                                         ----------   ----------
        Net electric utility plant                         3,525.6      3,597.7
  Other property, net of depreciation of $178.1
    in 1997 and $160.7 in 1996                               314.3        302.9
                                                         ----------   ----------
                                                           3,839.9      3,900.6
                                                         ----------   ----------
CURRENT ASSETS:
  Cash and equivalents                                        16.5          5.9
  Accounts receivable, net                                   280.7        295.8
  Inventories, primarily at average cost:
    Fuel                                                      80.1         50.5
    Utility materials and supplies                            95.4         98.4
    Diversified materials                                    137.2        123.3
  Underrecovery of fuel cost                                 105.6         19.3
  Other                                                       48.7         42.0
                                                         ----------   ----------
                                                             764.2        635.2
                                                         ----------   ----------
DISCONTINUED OPERATIONS:
     Advances to discontinued operations                       -          132.9
     Net assets of discontinued operations                     -          200.0
                                                         ----------   ----------
                                                               -          332.9
                                                         ----------   ----------
OTHER ASSETS:
  Investments:
    Loans receivable, net                                     57.6         31.0
    Marketable securities                                    228.2        197.3
    Nuclear plant decommissioning fund                       219.2        176.5
    Joint ventures and partnerships                           51.0         33.9
  Deferred insurance policy acquisition costs                123.0        108.6
  Other                                                      179.6        165.5
                                                         ----------   ----------
                                                             858.6        712.8
                                                         ----------   ----------
                                                          $5,462.7     $5,581.5
                                                         ==========   ==========

CAPITAL AND LIABILITIES
CAPITAL:
  Common stock equity                                     $1,912.8     $2,084.9
  Cumulative preferred stock of Florida Power                 33.5        138.5
  Long-term debt                                           1,820.1      1,600.2
                                                         ----------   ----------
                                                           3,766.4      3,823.6
                                                         ----------   ----------
CURRENT LIABILITIES:
  Accounts payable                                           189.2        153.4
  Customers' deposits                                         94.3         87.3
  Income taxes payable                                        37.0         39.8
  Accrued other taxes                                         32.4         35.8
  Accrued interest                                            39.1         46.3
  Other                                                       74.9         95.2
                                                         ----------   ----------
                                                             466.9        457.8
  Notes payable                                               55.9           -
  Current portion of long-term debt                           24.9        193.7
                                                         ----------   ----------
                                                             547.7        651.5
                                                         ----------   ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                                      465.3        507.6
  Unamortized investment tax credits                          91.5         99.5
  Insurance policy benefit reserves                          341.3        277.8
  Other postretirement benefit costs                         102.0         86.2
  Other                                                      148.5        135.3
                                                         ----------   ----------
                                                           1,148.6      1,106.4
                                                         ----------   ----------
                                                          $5,462.7     $5,581.5
                                                         ==========   ==========

FLORIDA  PROGRESS  CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS                                   Page 6
(In millions)
                                       Three Months Ended    Twelve Months Ended
                                             March 31              March 31
                                       -------------------   -------------------
(UNAUDITED)                               1997      1996        1997      1996
                                        --------  --------    --------  --------

OPERATING ACTIVITIES:
  Income from continuing operations       $42.0     $48.3      $244.4    $240.6
  Adjustments for noncash items:
    Depreciation and amortization          83.2      88.0       361.9     355.4
    Gain on sale of business                 -         -        (44.2)       -
    Provision for loss on coal properties    -         -         40.9        -
    Deferred income taxes and investment
     tax credits, net                     (12.3)     (6.9)      (62.0)    (34.0)
    Increase in accrued other postretirement
     benefit costs                          2.0       1.7        15.8      14.3
    Net change in deferred insurance policy
     acquisition costs                     (2.1)     (2.2)      (14.4)    (11.4)
    Net change in insurance policy
     benefit reserves                      16.0      12.8        63.5      44.5
    Changes in working capital, net of effects
     from acquisition or sale of businesses:
        Accounts receivable               (15.5)     11.5         8.4     (35.2)
        Inventories                       (25.0)      3.0       (38.9)    (19.5)
        Underrecovery of fuel cost        (23.0)    (19.0)      (86.3)    (22.2)
        Accounts payable                   (4.0)    (12.3)       29.9       5.4
        Income taxes payable                9.4      39.0        (6.3)     (2.4)
        Accrued other taxes                19.0      20.2        (3.5)      6.7
        Other                              (2.2)     (1.7)      (14.0)     36.1
    Other operating activities              1.7      11.0       (28.5)     11.4
                                        --------- ---------   --------- --------
        Cash provided by continuing
            operations                      89.2     193.4       466.7     589.7
                                       --------- ---------   --------- ---------
    Loss from discontinued operations        -         -        (26.3)       -
    Adjustments for non-cash items           -      (12.5)       29.9     (32.0)
                                       --------- ---------   --------- ---------
        Cash provided by (used for) discontinued
          operations                         -      (12.5)        3.6     (32.0)
                                       --------- ---------   --------- ---------
                                           89.2     180.9       470.3     557.7
                                       --------- ---------   --------- ---------
INVESTING ACTIVITIES:
  Property additions (including allowance
    for borrowed funds used during
     construction)                        (94.8)    (70.7)     (288.1)   (330.5)
  Purchases of loans and securities, net
    (including issuance of Echelon note) (4.5) (11.8) (63.1) (43.2) Proceeds from sales of properties and
    businesses                              2.2       3.3        60.0      12.9
  Acquisition of businesses                  -         -        (53.8)     (9.2)
  Investing activities of discontinued
    operations                               -        6.7        49.8      67.4
  Other investing activities              (14.2)    (13.3)      (37.9)    (24.9)
                                       --------- ---------   --------- ---------
                                         (111.3)    (85.8)     (333.1)   (327.5)
                                       --------- ---------   --------- ---------
FINANCING ACTIVITIES:
  Issuance of long-term debt                 -         -        178.0        -
  Repayment of long-term debt             (21.5)     (1.5)     (210.4)    (45.7)
  Increase (decrease) in commercial
   paper with long-term support            54.6     (40.7)       80.0     (25.3)
  Redemption of preferred stock              -         -       (106.4)     (5.0)
  Sale of common stock                       -        9.3         9.2      38.3
  Equity contribuitions to discontinued
   operations                                -         -        (23.7)       -
  Dividends paid on common stock          (51.0)    (49.7)     (200.8)   (195.0)
  Increase in short-term debt              51.8        -         55.9        -
  Financing activities of discontinued
   operations                                -      (10.2)       95.4     (11.5)
  Other financing activities               (0.5)     (0.7)       (3.8)     (1.9)
                                       --------- ---------   --------- ---------
                                           33.4     (93.5)     (126.6)   (246.1)
                                       --------- ---------   --------- ---------
NET INCREASE (DECREASE) IN CASH AND
   EQUIVALENTS                            11.3       1.6        10.6     (15.9)
   Beginning cash and equivalents          5.2       4.3         5.9      21.8
                                      --------- ---------   --------- ---------
ENDING CASH AND EQUIVALENTS              $16.5      $5.9       $16.5      $5.9
                                      ========= =========   ========= =========

Florida Progress Corporation
Selected Financial Information (Unaudited)

                                                                         Page 7

                                            Three Months Ended     Percent              Twelve Months Ended    Percent
                                                 March 31         Positive                   March 31         Positive
                                              1997       1996    (Negative)               1997       1996    (Negative)
                                            ---------  ---------  ---------             ---------  ---------  ---------
Earnings Per Share:
 Florida Power Corporation                      $0.42      $0.44       (4.5)                $2.38      $2.28        4.4
                                            ---------  ---------                        ---------  ---------
 Electric Fuels Corporation                      0.03       0.07      (57.1)                 0.24       0.26       (7.7)
 Mid-Continent Life Insurance Co.                 -         0.01     (100.0)                 0.01       0.05      (80.0)
 Corporate and other                            (0.02)     (0.02)       -                   (0.09)     (0.08)     (12.5)
                                            ---------  ---------                        ---------  ---------
 Diversified Continuing                          0.01       0.06      (83.3)                 0.16       0.23      (30.4)
                                            ---------  ---------                        ---------  ---------
 Continuing Ops before non-recurring             0.43       0.50      (14.0)                 2.54       2.51        1.2

 Provision for loss on coal properties            -          -          -                   (0.26)       -          -
 Gain on sale of business                         -          -          -                    0.24        -          -
                                            ---------  ---------                        ---------  ---------
Total Continuing Operations                      0.43       0.50      (14.0)                 2.52       2.51        0.4

Discontinued Operations                          -          -          -                    (0.27)       -          -
                                            ---------  ---------                        ---------  ---------
                                                $0.43      $0.50      (14.0)                $2.25      $2.51      (10.4)
                                            =========  =========                        =========  =========

Avg. shares outstanding (millions)               97.0       96.5        0.5                  97.0       96.1        0.9

Dividends per share                            $0.525     $0.515        1.9                $2.070     $2.030        2.0

Book value per share:
  Florida Power Corporation                                                                $18.73     $18.22        2.8
  Consolidated                                                                             $19.71     $21.56       (8.6)

                                                                                      March 31              March 31
                                      March 31                                          1997                  1996
                                  1997       1996                                Amount     Percent    Amount    Percent
                               ---------  ---------                            ---------- ---------- ---------- ----------
Equity investments (percent):                        Capitalization (in millions):
 Florida Power Corporation         87         87     Common stock              $1,912.8       49.7   $2,084.9      51.9
 Electric Fuels Corporation         9          9     Preferred stock               33.5        0.9      138.5       3.4
 Mid-Continent Life Insurance Co.   4          4     Long-term debt             1,820.1       47.3    1,600.2      39.8
                            ---------  ---------     Short-term debt               80.8        2.1      193.7       4.9
   Total                          100        100                             ---------- ---------- ---------- ----------
                            =========  =========                               $3,847.2      100.0   $4,017.3     100.0
                                                                             ========== ========== ========== ==========


Note:  Current and prior periods reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations.

Florida Power Corporation
Selected Statistical Data (Unaudited)                                    Page 8
(In millions, except billing degree days)

                            Three Months Ended                   Twelve Months Ended
                                 March 31       Percent               March 31       Percent
                              1997      1996    Change             1997      1996    Change
                            -------   -------   -------          -------   -------   -------
Revenues:
  Residential                 $290.7    $316.0     (8.0)         $1,279.0  $1,256.3      1.8
  Commercial                   124.2     115.1      7.9             546.4     521.0      4.9
  Industrial                    51.9      47.8      8.6             210.9     194.0      8.7
  Other retail sales            29.8      27.0     10.4             128.7     118.2      8.9
                           --------------------                 --------------------
                               496.6     505.9     (1.8)          2,165.0   2,089.5      3.6
  Sales for resale              37.1      43.0    (13.7)            154.0     166.6     (7.6)
                           --------------------                 --------------------
                               533.7     548.9     (2.8)          2,319.0   2,256.1      2.8
  Other electric revenues       12.8       7.9     62.0              58.1      62.3     (6.7)
  Deferred fuel                  7.3      (9.5)      -               23.0     (15.3)      -
                           --------------------                 --------------------
      Total                   $553.8    $547.3      1.2          $2,400.1  $2,303.1      4.2
                           ====================                 ====================
Kilowatt-hour sales billed:
  Residential                3,296.3   3,919.5    (15.9)         14,858.2  15,537.1     (4.4)
  Commercial                 1,994.4   1,888.9      5.6           8,953.5   8,730.8      2.6
  Industrial                 1,049.9   1,000.9      4.9           4,272.7   4,004.8      6.7
  Other retail sales           517.4     480.8      7.6           2,268.3   2,122.7      6.9
                           --------------------                 --------------------
                             6,858.0   7,290.1     (5.9)         30,352.7  30,395.4     (0.1)
  Sales for resale             531.9     752.6    (29.3)          2,487.0   3,213.4    (22.6)
                           --------------------                 --------------------
      Total electric sales   7,389.9   8,042.7     (8.1)         32,839.7  33,608.8     (2.3)
                           ====================                 ====================

System Requirements (KWH)      7,520     8,230     (8.6)           34,006    34,684     (2.0)
Retail KWH Sales
  (Billed & Unbilled)          6,787     7,218     (6.0)           30,183    30,550     (1.2)
Billing Degree Days:
  Cooling                         25       -         -              3,707     3,929     (5.7)
  Heating                        296       653    (54.7)              502       791    (36.5)

Note:
Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales include only billed kilowatt-hour sales. The statistic for retail KWH sales includes both billed and unbilled sales. Beginning in 1995, Florida
Power was ordered by state regulators to conduct a three-year test of residential revenue decoupling. Under the plan, abnormal weather variances will no longer impact earnings with respect to residential revenues.